EXHIBIT 10.9

REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (this “Agreement”), dated as of June 15, 2010, is entered into by and among AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., a Maryland corporation (the “Company”), Nicholas S. Schorsch and William M. Kahane.

WHEREAS, the Company, Nicholas S. Schorsch and William M. Kahane have entered into that certain Guaranty and Indemnity Agreement (the “Guaranty Agreement”) dated of even date herewith pursuant to which the Company, Mr. Schorsch and Mr. Kahane have guaranteed the obligations of ARC  NYE61ST001, LLC (the “Borrower”) in favor of U.S. Bank National Association (the “Lender”) under that certain Loan Assumption Agreement and Amendment of Loan Documents with respect to a loan (the “Loan”) evidenced by a Promissory Note in the original principal amount of $15,850,000 held by the Lender.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Guaranty Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements and the representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Reimbursement.  In the event that Lender makes any monetary claim under the Guaranty Agreement, the Company hereby agrees that it will be primarily responsible to to pay the Lender the full monetary amount claimed, and Mr. Schorsch and Mr. Kahane shall only be liable to pay the Lender if the Company does not have the ability  to satisfy the claim after exhausting all possible means of satisfaction.

2.           Term.  This Agreement shall remain in full force and effect until the earliest of (i) the termination of the Guaranty Agreement or (ii) the Borrower’s full repayment of the outstanding principal balance of the Loan and all interest accrued thereon.

3.           Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforeceable by the parties hereto and their respective executors, heirs, personal and legal representatives, successors and assigns.

4.           Governing Law.  This Agreement shall be governed by and construted in accordance with the laws of the State of New York.

5.           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or facsimile transmission or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:

(a)	if to the Company:

American Realty Capital New York Recovery REIT, Inc.
405 Park Avenue
New York, NY 10024
Attention:  Brian S. Block, Chief Financial Officer
Fax: 212-421-5799

(b)	if to Nicholas S. Schorsch or William M. Kahane:

c/o American Realty Capital III, LLC
405 Park Avenue
New York, New York 10024
Fax: 212-421-5799

All such notices, requests and other communications will (w) if delivered personally to the addressee as provided in this Section 5, be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 5, be deemed given upon receipt, (y) if delivered by mail in the manner prescribed above to the address as provided in this Section 5, be deemed given upon receipt and (z) if delivered by reputable overnight courier to the address as provided in this Section 5, be deemed given upon receipt.  Any party may from time to time change its address, facsimile number or other information for the purpose of notices by giving notice specifying such change to the other parties hereto.

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement on ad as of the day and year first above written.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

By:	/s/ Brian S. Block
Name:	Brian S. Block
Title:	Chief Financial Officer

/s/ Nicholas S. Schorsch
NICHOLAS S. SCHORSCH

/s/ William M. Kahane
WILLIAM M. KAHANE